UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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The Prudential Series Fund
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE PRUDENTIAL SERIES FUND

NATURAL RESOURCES PORTFOLIO

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

IMPORTANT PROXY MATERIALS

PLEASE VOTE NOW!

July 10, 2009

Dear Shareholder:

I am inviting you to vote on a proposal relating to the investments that the Natural Resources Portfolio (the "Fund") may make. A shareholder meeting of the Fund is scheduled for August 14, 2009. This package contains information about the proposal and includes materials you will need to vote.

The Board of Trustees (hereafter referred to as "Trustees" or the "Board") of the Fund has reviewed the proposal and has recommended that the proposal be presented to you for consideration. Although the Trustees have determined that the proposal is in your best interest, the final decision is yours.

To help you understand the proposal, we are including a section that answers commonly asked questions. The accompanying proxy statement includes a detailed description of the proposal.

Please read the enclosed materials carefully and cast your vote. Remember, your vote is extremely important, no matter how large or small your holdings. By voting now, you can help avoid additional costs that are incurred with follow-up letters and calls.

To vote, you may use any of the following methods:

•  By mail. Please complete, date and sign your voting instruction card before mailing it in the enclosed postage-paid envelope.

•  By telephone. Call 1-888-221-0697 toll free. Enter your 12-digit control number from your voting instruction card. Follow the simple instructions.

If you have any questions before you vote, please call us at 1-888-467-9412. We're glad to help you understand the proposal and assist you in voting. Thank you for your participation.

  Deborah A. Docs
  Secretary

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IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSAL

Please read the enclosed proxy statement for a complete description of the proposal. However, as a quick reference, the following questions and answers provide a brief overview of the proposal.

Q. What Proposal am I Being Asked to Vote on?

A. The purpose of the proxy is to ask you to vote on the following issue:

•  to approve a change to the Fund's fundamental investment restriction relating to industry concentration (the "Proposal"). If the Proposal is approved by the Fund's shareholders, the Fund will concentrate its investments in securities of companies in the natural resources group of industries.

Q. What Will be the Effect of the Proposed Change to the Fund's Fundamental Investment Restrictions?

A. The Board does not believe that the proposed change to the fundamental investment restriction relating to industry concentration will result in a major restructuring of the Fund's investment portfolio. The change will allow the Fund greater flexibility to respond to investment opportunities.

Q. What is a "Fundamental" Investment Restriction, and Why is it Proposed that it be Changed?

A. "Fundamental" investment restrictions are limitations placed on a fund's investment policies that can be changed only by a shareholder vote. The law requires certain investment policies to be designated as fundamental, including the investment policy relating to industry concentration.

The Board believes that the fundamental restriction that is proposed to be changed should be changed to provide greater investment flexibility for the Fund.

Q. Does the Proposed Change Mean that my Fund's Investment Objective is Being Changed?

A. No.

Q. How Many Votes do you Need to Approve the Proposal?

A. Approval of the Proposal requires approval by a majority of the outstanding voting securities, as defined by the Investment Company Act of 1940, as amended (the "1940 Act"), voting in the aggregate and not by class. For purposes of the 1940 Act, a majority of the Fund's outstanding voting securities is the lesser of (i) 67% of the Fund's outstanding voting securities represented at a meeting at which more than 50% of the Fund's outstanding voting securities are present in person or represented by proxy, or (ii) more than 50% of the Fund's outstanding voting securities. Each Contract owner will be entitled to give voting instructions equivalent to one vote for each full share, and a fractional vote for each fractional share, of the Fund beneficially owned at the close of business on the record date. If sufficient votes to approve the Proposal are not received by the date of the Meeting, the Meeting may be adjourned to permit further solicitations of voting instructions.

Q. What if you do not have Enough Votes to make this Decision by the Scheduled Shareholder Meeting Date?

A. If we believe we may not receive sufficient votes to hold the meeting, we may contact you by mail or telephone to encourage you to vote. Shareholders should review the proxy materials and cast their vote to avoid additional mailings or telephone calls. If we do not have enough votes to approve the Proposal by the time of the shareholder meeting at 11:00 a.m. on August 14, 2009, the meeting may be adjourned to permit further solicitation of votes. See "Voting Information" for more information regarding circumstances under which the meeting may be adjourned.

Q. Has the Fund's Board Approved the Proposal?

Yes. The Fund's Board has approved the Proposal and recommends that you vote to approve it.

Q. How Many Votes am I Entitled to Cast?

A. As a contract owner invested indirectly in the Fund, you are entitled to provide voting instructions for each share you beneficially own of the Fund on the record date. The record date is July 8, 2009.

Q. How do I Vote my Shares?

A. You may vote in any of several different ways. You may vote by attending the shareholder meeting scheduled for August 14, 2009, or you can vote your shares by completing and signing the enclosed proxy card, and mailing it in the enclosed postage paid envelope. If you need any assistance, or have any questions regarding the Proposal or how to vote your shares, please call Prudential at 1-888-467-9412.

Finally, you can vote by telephone. Call 1-888-221-0697 toll free. Enter your 12-digit control number from your proxy card and follow the simple instructions given.

Q. How do I Sign the Voting Instruction Card?

A. Individual Owners: Contract owners should sign exactly as their names appear on the card.

Joint Owners: Both owners must sign and the signatures should conform exactly to the names shown on the card.

All Other Owners: The person signing must indicate his or her capacity. For example, a trustee for a trust should include his or her title when he or she signs, such as "Jane Doe, Trustee"; or an authorized officer of a company should indicate his or her position with the company, such as "John Smith, President" underneath the name of the company.

The attached proxy statement contains more detailed information about the Proposal. Please read it carefully.

THE PRUDENTIAL SERIES FUND

NATURAL RESOURCES PORTFOLIO

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON
August 14, 2009

To Our Shareholders:

A meeting (the "Meeting") of the shareholders of Natural Resources Portfolio (the "Fund"), a series of The Prudential Series Fund (the "Trust"), will be held at the offices of Prudential Investments LLC ("PI"), 100 Mulberry Street, Gateway Center Three, 4th Floor, Newark, New Jersey on August 14, 2009 at 11:00 a.m. Eastern Daylight Time. The purpose of the Meeting is to consider and act upon the following proposal:

To approve a change to the Fund's fundamental investment restriction relating to industry concentration (the "Proposal"). If the Proposal is approved by the Fund's shareholders, the Fund will concentrate its investments in securities of companies in the natural resources group of industries.

You are entitled to vote at the Meeting, and at any adjournments thereof, if you beneficially owned shares at the close of business on July 8, 2009. If you attend the Meeting, you may vote your shares in person. If you do not expect to attend the Meeting, please complete, date, sign and return the enclosed voting instruction card in the enclosed postage paid envelope or vote by telephone.

  By order of the Board,

  Deborah A. Docs
  Secretary
  The Prudential Series Fund

Dated: July 10, 2009.

A voting instruction card for the Fund is enclosed along with the Proxy Statement. Please vote your shares today by signing and returning the enclosed voting instruction card in the postage prepaid envelope provided. You can also submit voting instructions to vote your shares by telephone using the 12-digit "control" number that appears on the enclosed voting instruction card and following the simple instructions. The Board of the Fund recommends that you vote "FOR" the Proposal.

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THE PRUDENTIAL SERIES FUND
NATURAL RESOURCES PORTFOLIO

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

PROXY STATEMENT
Special Meeting of Shareholders
To Be Held on August 14, 2009

This proxy statement is being furnished to beneficial owners of shares of Natural Resources Portfolio (the "Fund"), a series of The Prudential Series Fund ("PSF" or the "Trust") in connection with the solicitation by its Board of voting instructions for a meeting (the "Meeting") of shareholders to be held at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102 on August 14, 2009, at 11:00 a.m. Eastern Daylight Time, or at any adjournment or adjournments thereof. This proxy statement is being first mailed to beneficial shareholders on or about July 17, 2009.

PSF is a management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). PSF is organized as a as a Delaware statutory trust. The Board of Trustees of PSF is collectively referred to herein as the "Board" or the "Trustees." The principal executive offices of PSF are located at 100 Mulberry Street, Newark, NJ 07102. Prudential Investment LLC ("PI" or the "Manager") serves as investment manager of the Trust under a management agreement with the Trust for the Fund (the "Management Agreement"). Investment advisory services are provided to the Fund by PI through a subadvisory agreement with Jennison Associates LLC ("Jennison" or the "Subadviser"), 466 Lexington Avenue, New York, New York 10017.

Prudential Investment Management Services LLC ("PIMS" or the "Distributor"), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the distributor of the Fund's shares. The Fund's transfer agent is Prudential Mutual Fund Services LLC ("PMFS"), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102. As of April 30, 2009, PI served as the investment manager to U.S. and offshore open-end investment companies and as the administrator to closed-end investment companies with aggregate assets of approximately $81.2 billion. PSF has a Board of Trustees which, in addition to overseeing the actions of the Fund's Manager and Subadviser, decides upon matters of general policy.

VOTING INFORMATION

Approval of the Proposal requires approval by a majority of the outstanding voting securities, as defined by the Investment Company Act of 1940, as amended (the "1940 Act"), voting in the aggregate and not by class. For purposes of the 1940 Act, a majority of the Fund's outstanding voting securities is the lesser of (i) 67% of the Fund's outstanding voting securities represented at a meeting at which more than 50% of the Fund's outstanding voting securities are present in person or represented by proxy, or (ii) more than 50% of the Fund's outstanding voting securities.

Each Contract owner will be entitled to give voting instructions equivalent to one vote for each full share, and a fractional vote for each fractional share, of the Fund beneficially owned at the close of business on the record date. If sufficient votes to approve the Proposal are not received by the date of the Meeting, the Meeting may be adjourned to permit further solicitations of voting instructions.

In accordance with requirements of the Securities and Exchange Commission ("SEC"), each insurance company offering the Fund as an investment option under its contracts (each a "Participating Insurance Company"), as record owner of the shares of the Fund, will vote the shares for which it does not receive instructions from the Contract owner beneficially owning the shares, and the Participating Insurance Company will vote those shares (for the Proposal, against the Proposal, or abstain) in the same proportion as the votes cast in accordance with instructions received from Contract owners. The presence at the Meeting of the Participating Insurance Companies affiliated with PI will be sufficient to constitute a quorum. Therefore, this proportional voting procedure may result in a relatively small number of Contract owners determining the outcome of the vote. An abstention is not counted as an affirmative vote of the type necessary to approve the Proposal and, therefore, instructions to the applicable Participating Insurance Company to abstain will have the same effect as a vote against the Proposal.

PI will be sufficient to constitute a quorum. Therefore, this proportional voting procedure may result in a relatively small number of Contract owners determining the outcome of the vote. An abstention is not counted as an affirmative vote of the type necessary to approve the Proposal and, therefore, instructions to the applicable Participating Insurance Company to abstain will have the same effect as a vote against the Proposal.

How to Vote

You can vote your shares in any one of three ways:

•  By mail, with the enclosed voting instruction card,

•  In person at the Meeting, or

•  By phone.

If you simply sign and date the voting instruction card but give no voting instructions for the Proposal, your shares will be voted in favor of the Proposal and in accordance with the views of the Participating Insurance Company upon any unexpected matters that come before the Meeting or adjournment of the Meeting.

Revoking Voting Instructions

Contract owners executing and returning voting instructions may revoke such instructions at any time prior to exercise of those instructions by written notice of such revocation to the Secretary of the Fund, by execution of subsequent voting instructions, or by voting in person at the Meeting.

The close of business on July 8, 2009 has been fixed as the record date for the determination of beneficial shareholders entitled to notice of, and to vote at, the Meeting. Information as to the number of outstanding Shares for the Fund as of the record date is set forth below:

Class I	Class II	Total
30,950,177.44	2,216,498.94	33,166,676.38

The Proposal does not require separate voting by class. Each Share of each class is entitled to one vote. To the knowledge of the Trust, there were no persons who owned beneficially 5% or more of the shares of the Fund as of the Record Date. To the knowledge of the Trust, the executive officers of the Fund and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund as of the Record Date.

Copies of the Fund's most recent annual and semi-annual reports, including financial statements, have previously been delivered to Contract owners. Shareholders of the Fund may obtain without charge additional copies of the Fund's annual and semi-annual reports by writing the Fund at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102, or by calling 1-800-225-1852 (toll free).

TO APPROVE A CHANGE TO ONE OF THE FUNDAMENTAL INVESTMENT
RESTRICTIONS AND POLICIES

PROPOSAL

Background

The Board of the Trust has approved, and recommends that shareholders of the Fund approve, a change to the Fund's fundamental investment restriction relating to industry concentration (the "Proposal"). If shareholders approve the proposed change in fundamental investment policy, the Fund will concentrate its investments in the natural resources group of industries.

The Fund has adopted fundamental investment restrictions and policies regarding the Fund's investments. The designation of these restrictions and policies as "fundamental" means that they cannot be changed without shareholder approval. You are being asked to approve a change to one of the Fund's fundamental investment restrictions and policies in order to provide the Fund's Manager and Subadviser with additional flexibility to pursue the Fund's investment objective.

Risks: The proposed change in fundamental investment restriction is intended to provide the Fund's Manager and Subadviser with flexibility in pursuing the Fund's investment objective to respond to future investment opportunities. The proposed change is not expected, however, to materially modify the way the Fund is currently managed. Certain specific risks associated with the proposed fundamental investment restriction change are described below. However, the Manager does not anticipate that the proposed change will materially change either the level or nature of risk associated with investing in the Fund. If the proposed change is approved by shareholders, the Fund will interpret the new restriction in light of existing and future exemptive orders, SEC releases, no-action letters or similar relief or interpretations.

Specific Recommendation

Currently, as a matter of fundamental investment policy:

"None of the [PSF] Portfolios [including the Fund] will purchase securities of a company in any industry if, as a result of the purchase, a Portfolio's holdings of securities issued by companies in that industry would exceed 25% of the value of the Portfolio, except that this restriction does not apply to purchases of obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities or issued by domestic banks."

The Board proposes, subject to shareholder approval, replacing this policy with the following fundamental investment policy:

"The Fund may not purchase any security (other than obligations of the U.S. government, its agencies or instrumentalities) if, as a result of such purchase, 25% or more of the Fund's total assets (determined at the time of investment) would be invested in any one industry; provided however that the Fund will concentrate its investments (i.e., will invest at least 25% of its assets under normal circumstances) in securities of companies in the natural resources group of industries."

Following is an explanation of why the Board is asking you to approve this change.

Removing industry concentration limitation

The Board of Trustees is asking shareholders to authorize a change to the investment restriction of the Fund relating to industry concentration. Jennison, as the Fund's Subadviser, believes that permitting the Fund to implement the change described above would provide the Fund with additional investment flexibility, enabling it to take full advantage of investment opportunities within the natural resources sector. This proposed change would be consistent with the Fund's categorization as a sector fund, since the prevailing market practice of sector funds is to concentrate investments in the sectors suggested by the Fund's name, in this case, natural resources. This proposed change would also be consistent with the Fund's investment objective of long-term growth of capital and would provide Jennison with maximum flexibility to implement its investment process for the long-term benefit of the Fund's shareholders. The primary investment strategy of the Fund would remain the same.

Currently, as set forth in the Fund's Statement of Additional Information ("SAI"), the Fund is prohibited from purchasing any security if as a result 25% or more of the Fund's total assets would be invested in the securities of issuers having their principal business activities in the same industry (with certain limited exceptions). This is a fundamental policy of the Fund and can be modified only with shareholder approval. For purposes of this investment restriction, the Fund adheres to the custom industry classification system specified in the Fund's SAI. Consistent with the Fund's prospectus, Jennison, as the Fund's Subadviser, uses the custom industry classification system to monitor the 25% limitation. Jennison's reliance on this classification system is not a fundamental policy of the Fund and, therefore, can be changed without shareholder approval. The Board wishes to seek shareholder approval for an exception to the 25% limitation for investments in companies in the natural resources group of industries. If shareholders approve the Proposal to permit the Fund to concentrate its investments in the natural resources group of industries, the Board will replace the custom industry classification system currently used by the Fund with the Global Industry Classification Standards ("GICS") published by Standard & Poor's.

The Proposal is based primarily on Jennison's analysis that the natural resources market is itself very concentrated in certain industries. For example, Jennison recently estimated that over 55% of the world's natural resources market capitalization is within the "Integrated Oil & Gas" GICS industry classification. This level of concentration illustrates the high degree to which potential investment opportunities exist within a given industry within the natural resources sector. The current 25% industry limitation may prevent Jennison from taking full advantage of these potential opportunities, creating possible limits on the Fund's ability to maximize returns for shareholders.

The proposed fundamental investment policy restriction outlined above is similar to the investment restriction applicable to three other sector funds that Jennison manages for PI. In each of these other sector funds, the industry concentration restriction does not apply to the industries in the particular sector in which the sector fund operates. Thus, Jennison Natural Resources Fund is subject to a 25% industry limitation for all industries other than the natural resources group of industries. Similarly, Jennison Health Sciences Fund is subject to a 25% industry limitation for all industries other than the health sciences group of industries. In addition, Jennison Utility Fund is subject to a 25% industry limitation for all industries other than the utility group of industries.

Thus, the Manager and Jennison believe that failure to carve out the natural resources group of industries from the current 25% industry concentration restriction may limit Jennison's ability to take full advantage of natural resources investment opportunities and could potentially interfere with the efficient management of the Fund in accordance with its investment objective, to the potential detriment of shareholders.

The Board and the Manager believe that approval of the Proposal will enhance the Fund's ability to pursue its objective to the benefit of shareholders and is consistent with how other natural resources sector funds, and other sector funds, in general, are managed.

For these reasons, the Manager and the Board recommend that shareholders approve the proposed change in fundamental policy relating to industry concentration.

THE BOARD, INCLUDING ITS INDEPENDENT BOARD MEMBERS, RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

ADDITIONAL INFORMATION

The costs associated with this proxy statement, including printing, mailing, and soliciting proxies, which are estimated at approximately $45,000, will be borne by the Fund.

Available Information

PSF is subject to the Investment Company Act of 1940, as amended and in accordance with this law, files reports, proxy material and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements, proxy material and other information can be inspected and copied at the Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-202-551-8090. Reports and other information about PSF and the Fund are available on the EDGAR Database on the Commission's website at www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the Commission's Public Reference Section, Washington, D.C. 20549-0102. In addition, a copy of this proxy statement is available at the Fund's public website at http://www.prudential.com/view/page/public/12669.

Delivery of Proxy Materials to Households

The Fund has adopted a procedure under applicable SEC Rules that permits the Fund to use a method of delivery often referred to as "householding." Householding permits the Fund to mail a single set of proxy materials to any household where two or more different Contract owners reside and are members of the same household or in which one Contract owner has multiple accounts. This procedure reduces duplicate mailings and saves printing costs and postage fees. For voting purposes, the proxy materials will include a separate proxy card for each account at the shared address. If a Contract owner receives a single set of proxy materials as a result of householding, and would like to receive a separate copy, the Fund will promptly deliver a separate set of proxy material to such Contract owner upon request. Such request may be submitted to the Fund: (a) by mail to Prudential Investments LLC, Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, New Jersey 07102, Attn: Secretary, or (b) by telephone at 1-888-467-9412.

SHAREHOLDER PROPOSALS

PSF will not be required to hold annual meetings of shareholders if the election of Trustees is not required under the 1940 Act. It is the present intention of the Board of PSF not to hold annual meetings of shareholders unless such shareholder action is required.

Any shareholder who wishes to submit a proposal to be considered at the Fund's next meeting of shareholders should send the proposal to the Fund at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102, so as to be received within a reasonable time before the Board makes the solicitation relating to such meeting, in order to be included in the proxy statement and form of proxy relating to such meeting or be brought before such meeting without being included in the proxy statement.

Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Fund's proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

OTHER BUSINESS

Management knows of no business to be presented at the Meeting other than the matter set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the Participating Insurance Companies will vote according to their best judgment in the interest of the Fund, taking into account all relevant circumstances.

  Deborah A. Docs
  Secretary

July 10, 2009

It is important that you execute and return your voting instruction card promptly.

THE PRUDENTIAL SERIES FUND

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

TWO EASY WAYS TO VOTE YOUR BALLOT!

TELEPHONE:   Call 1-888-221-0697 and follow the recorded instructions.
MAIL:   Vote, sign, date and return your voting instruction card by mail.

SPECIAL MEETING OF SHAREHOLDERS — AUGUST 14, 2009

VOTING INSTRUCTION CARD

VOTING INSTRUCTION FORM

[Insurance Company Name Prints Here]

NATURAL RESOURCES PORTFOLIO

The undersigned hereby instructs the above-named company (the “Insurance Company”), to vote all shares of the Natural Resources Portfolio (the “Fund”), a series of The Prudential Series Fund, attributable to the undersigned’s variable contract or interest therein at the Special Meeting of Shareholders on August 14, 2009 at 11:00  a.m. Eastern Time, and at any adjournments thereof, as indicated on the reverse side of this Voting Instruction Card.

IF THIS VOTING INSTRUCTION CARD IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED FOR EACH PROPOSAL.  If you fail to return this Voting Instruction Card, or if you do not sign your Voting Instruction Card, the Insurance Company will vote all shares attributable to your account value in proportion to all voting instructions for the Portfolio actually received from contract owners in the Separate Account.

Dated:

Signature	(Sign in the Box)
Please sign exactly as your name appears to the left

VOTING INSTRUCTION FORM	VOTING INSTRUCTION FORM

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

The Board of Trustees of The Prudential Series Fund recommends voting FOR the proposal.

	FOR	AGAINST	ABSTAIN

To approve a change to the Fund’s fundamental investment restriction relating to industry concentration.	☐	☐	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.